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                                                                   EXHIBIT 10.21

                               GUARANTY AGREEMENT



     THIS GUARANTY AGREEMENT by SIMIONE CENTRAL, INC., a Georgia corporation ("Guarantor"), is made this 31st day of October, 1996, in favor of HCA, INC., a Delaware corporation ("Acquiror").

                              W I T N E S S E T H:
                              - - - - - - - - - -

    WHEREAS, Guarantor as a subsidiary of SCHI (as hereinafter defined) is presently an affiliate of Central Health Holding Company, Inc., a Delaware corporation (the "Company"), and through certain subsidiaries provides skilled intermittent home care services in the states of Georgia, Florida and Tennessee;

     WHEREAS, Acquiror and the Central Health Holding Company, Inc. Employee Stock Ownership Plan (the "ESOP"), Gary M. Bremer and Rod D. Windley and certain other stockholders of the Company (collectively, the "Stockholders") are parties to that certain Stock Purchase Agreement dated as of September 19, 1996 (the "Stock Purchase Agreement"), pursuant to which Acquiror shall purchase substantially all of the capital stock of the Company;

        WHEREAS, Simione Central Holding Company, Inc. ("SCHI") is the parent company of Guarantor, which provides consulting, information system and management services to home health agencies;

     WHEREAS, the ESOP and certain stockholders of the Company are stockholders of SCHI;

     WHEREAS, Acquiror has requested and Guarantor has agreed to provide home health agency management and information services to certain hospital based home health agencies that are owned and operated by affiliates of Acquiror; and

     WHEREAS, in order for Acquiror to consummate the transactions contemplated by the Stock Purchase Agreement and in consideration of Acquiror causing its affiliates to enter into home health agency management and information management services contract with Guarantor, Guarantor desires to guaranty certain obligations of the Stockholders set forth in the Stock Purchase Agreement as set forth herein.

      NOW, THEREFORE, (i) in consideration of Acquiror causing its affiliates to enter into home health agency management and information management services contracts with Guarantor, (ii) at the special request of the stockholders of the Company and of the Acquiror and (iii) for other good and valuable consideration, the receipt and sufficiency of which is hereby forever acknowledged and confessed, Guarantor and Acquiror hereby agree as follows:

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                                    ARTICLE 1

                                     GENERAL

     Section 1.01 Terms Defined Above. As used in this Guaranty Agreement, the terms Acquiror, ESOP, Guarantor, SCHI, Stockholders and Stock Purchase Agreement shall have the meanings indicated above.

     Section 1.02 Certain Definitions. As used in this Guaranty Agreement, the following terms shall have the following meanings, unless the context otherwise requires:

          "Guaranty Agreement" shall mean this Guaranty Agreement, as the same may from time to time be amended or supplemented.

          "Guaranteed Obligations" shall have the meaning indicated in Section
     2.01 hereof.

          "Minority Stockholders" shall mean all of the Stockholders other than the ESOP.

     Section 1.03 Definitions. All terms beginning with a capital letter which are defined in the Stock Purchase Agreement shall have the same meanings herein as therein unless clearly indicated to the contrary herein.

                                    ARTICLE 2

                                  THE GUARANTY

         Section 2.01 Payment Guaranteed. (a) Subject to the terms set forth herein, Guarantor hereby absolutely, unconditionally and irrevocably guarantees to Acquiror the full and faithful payment (i) by the ESOP, for any Loss (x) incurred or suffered as a result of or arising under any one of the matters described in Section 12.01 (c), (d), (f), (g) or (k)(i) of the Stock Purchase Agreement or (y) which is not paid to Acquiror based on a claim by a person other than any Acquiror Indemnified Person that the payment of such amount to Acquiror for such Losses is a fiduciary breach, prohibited transaction or other violation of law relating to the CHHC Plan (with such limitations or conditions as provided by the Stock Purchase Agreement, including, without limitation, those set forth in Sections 12.01, 12.02, 12.04 and 12.05), (ii) by the Minority Stockholders for any Losses incurred or suffered as a result of or arising under any of the matters described in Section 12.01(c), (d), (f), (g) or (k)(i) of the Stock Purchase Agreement (with such limitations or conditions as provided by the Stock Purchase Agreement, including, without limitation, those set forth in Sections 12.01, 12.02, 12.04 and 12.05), and (iii) of the matters described in
Section 2.01(d) hereof (the "Guaranteed Obligations"). Subject to the terms and conditions set forth herein and the Stock Purchase Agreement, if for any reason or under any contingency the Stockholders do not pay Acquiror for the Guaranteed Obligations, any Acquiror Indemnified Person shall have the option to require Guarantor to assume all responsibility therefor in accordance with the procedure set forth in Section 2.01(b) hereof, and Guarantor hereby agrees to assume all responsibility therefor and, at its own costs and expense, to cause the Guaranteed Obligations to be fully satisfied.



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     (b) Any Acquiror Indemnified Person may require Guarantor to pay such person for a Guaranteed Obligation only as follows:

                  (i) If the Losses claimed by an Acquiror Indemnified Person are undisputed as evidenced by a written agreement signed by the duty authorized representatives of the Stockholders and the Escrow Agent does not release to Acquiror Escrowed Funds equal in amount to such Losses in accordance with the terms of the applicable escrow agreement or if such Escrowed Funds are less than the amount of such Losses and the Stockholders fail to pay Acquiror for such Losses in accordance with the terms of the Stock Purchase Agreement, then such Acquiror Indemnified Person may upon written notice to Guarantor require payment of same; provided, however, that for any ESOP payment obligation the Acquiror Indemnified Person must demand payment from the Minority Stockholders pursuant to the last paragraph of Section 12.01 of the Stock Purchase Agreement prior to requiring payment from Guarantor and the Minority Stockholders shall fail to pay such Losses in accordance with the Stock Purchase Agreement; or

                  (ii) If the Losses claimed by an Acquiror Indemnified Person are disputed, then to ascertain such Losses, Acquiror Indemnified Person must submit its claim for Losses to nonbinding arbitration as set forth in Section 13.09 of the Stock Purchase Agreement. If it is determined through such nonbinding arbitration that an Acquiror Indemnified Person has a Loss and the Escrow Agent does not release to Acquiror Escrowed Funds equal in amount to such Losses in accordance with the terms of the applicable escrow agreement or if such Escrowed Funds are less than the amount of such Losses and the Stockholders fail to pay Acquiror for such Losses in accordance with the terms of the Stock Purchase Agreement, then such Acquiror Indemnified Person may upon written notice to Guarantor require payment of same; provided, however, that for any ESOP payment obligation the Acquiror Indemnified Person must demand payment from the Minority Stockholders pursuant to the last paragraph of Section 12.01 of the Stock Purchase Agreement prior to requiring payment from Guarantor and the Minority Stockholders shall fail to pay same in accordance with the Stock Purchase Agreement; and

                (iii) In accordance with Section 2.01(b)(i) and 2.01(b)(ii), an Acquiror Indemnified Person shall actively pursue, in a commercially reasonable manner, the Stockholders to pay for such Losses prior to any demand for payment from the Guarantor.

         (c) Notwithstanding anything herein to the contrary, Guarantor's maximum liability under this Guaranty Agreement shall be limited in the aggregate to $20,000,000 for Guaranteed Obligations deemed to arise on or before the first anniversary date of the Closing Date; $17,500,000 for Guaranteed Obligations deemed to arise on or before the second anniversary date of the Closing Date; $15,000,000 for Guaranteed Obligations deemed to arise on or before the third anniversary date of the Closing Date; $15,000,000 for Guaranteed Obligations deemed to arise on or before the fourth anniversary date of the Closing Date, and $0 for Guaranteed Obligations arising thereafter. Guaranteed Obligations deemed to arise in any year which are thereafter paid by Guarantor to an Acquiror Indemnified Person shall be applied to each year for purposes of determining the maximum


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liability in a given year. Notwithstanding anything herein to the contrary, in no event shall Guarantor's maximum liability hereunder exceed $20,000,000 in the aggregate.

         (d) If Guarantor pays an Acquiror Indemnified Person for a Guaranteed Obligation and Guarantor or anyone acting by, through or under Guarantor collects any sum of money from the ESOP, any successor thereto or the beneficiaries of the ESOP (the "ESOP Parties"), which collection is based upon Guarantor's payment of such Guaranteed Obligation to an Acquiror Indemnified Person, then for purposes of determining Guarantor's liability hereunder the sum of all such collections from the ESOP Parties relating to such Guaranteed Obligations shall be added to the maximum liability of Guarantor under this guaranty (but not in excess of the amounts set forth in Section 2.01(c) for the period in which the Guaranteed Obligation was deemed to arise) for the limited purpose of guaranteeing Guarantor's payment of the Guaranteed Obligations, if any, that result from the collection by Guarantor of such sum of money from the ESOP Parties, regardless of when such Guaranteed Obligation arises.

         (e) A Guaranteed Obligation shall be deemed to arise when the Stockholders receive notice of an Asserted Claim from an Acquiror Indemnified Person in accordance with Section 12.05 of the Stock Purchase Agreement; provided, however, a claim under Section 2.01(d) is deemed to arise on the date the Guaranteed Obligation to which such claim relates was deemed to arise.

         (f) As an interested party, Guarantor shall have the right to participate in nonbinding arbitration between an Acquiror Indemnified Person and the Stockholders to assert defenses and claims regarding the disputed Losses on behalf of the Stockholders. Guarantor hereby agrees that any defenses or claims it may have by or on behalf of itself or the Stockholders regarding the validity, existence, nature, scope or amount of any claimed Losses shall only be asserted at the time that the Stockholders are able to assert their defenses or claims either through nonbinding arbitration as required by Section 13.09 of the Stock Purchase Agreement or before a court of competent jurisdiction if the determination of such nonbinding arbitration is not brought before such court.

         Section 2.02 Obligations Absolute and Unconditional. (a) Subject to the terms, conditions and limitations set forth herein, the obligations of Guarantor under this Guaranty Agreement shall be absolute, unconditional and irrevocable and shall remain in full force and effect until there shall be no duties, obligations, covenants, agreements or liabilities of the Stockholders or Guarantor in respect of the Guaranteed Obligations as set forth in Section 2.01 above, and until such collection by an Acquiror Indemnified Person, such obligations shall not be affected, modified or impaired upon the happening from time to time of any act or failure to act by any Acquiror Indemnified Person, whether or not with notice to or the consent of Guarantor, with respect only to the following:


               (i) the failure to give notice to Guarantor of the occurrence of a default under the terms and provisions of this Guaranty Agreement or the Stock Purchase Agreement, as applicable;

               (ii) the waiver of the payment, performance or observa nce by the Stockholders, of any of the obligations, covenants, or agreements of any Acquiror Indemnified Person contained in the Stock Purchase Agreement;



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               (iii) the extension of the time for performance of any
          obligations, covenants or agreements under or arising out of the Stock Purchase Agreement or under or arising out of this Guaranty Agreement, or the extension or the renewal of any thereof,

               (iv) the modification or amendment (whether material or otherwise) of any obligation, covenant or agreement set forth in the Stock Purchase Agreement;

               (v) the taking or the omission of any actions by the Stockholders referred to in the Stock Purchase Agreement; or

               (vi) any failure, omission, delay or lack on the part of the Stockholders to enforce, assert or exercise any right, power or remedy conferred on the Stockholders in the Stock Purchase Agreement at law or in equity, or any other act or acts on the part of the Stockholders.

         (b) This Guaranty Agreement is not conditioned or contingent upon the enforceability of the Stock Purchase Agreement or other instruments relating to the creation of performance of the Guaranteed Obligations as to or against the Stockholders, except to the extent that any obligation of the Acquiror is determined to be invalid or unenforceable for any reason and such invalidity or unenforceability gives rise to the claim which is the subject of the Guaranteed Obligations.

         (c) Subject to the terms set forth herein (including without limitation the right of offset set forth herein) this Guaranty Agreement and the obligations of Guarantor hereunder shall be valid and enforceable and, subject to the terms set forth herein, shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason other than prompt and complete payment and performance of the Guaranteed Obligations.

         (d) In the event that all or any portion of the Guaranteed Obligations are paid by the Stockholders, the obligation of Guarantor under this Guaranty Agreement shall continue and remain in full force and effect to be reinstated as the case may be, in the event that all or any part of any such payment(s) are rescinded or recovered directly or indirectly from an Acquiror Indemnified Person as a preference, fraudulent transfer or otherwise, and any such payments that are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes, as of the date of such payment of the Guaranteed Obligations.

         (e) Guarantor hereby waives for the benefit of any Acquiror Indemnified Person any defense of the Stockholders arising by reason of incapacity, lack of authority, lack of consideration, failure of consideration, illegality, duress, undue influence or fiduciary breaches, prohibited transactions or other violations of law relating to the CHHC Plan with respect to the Stock Purchase Agreement or any agreement or instrument relating to the Stock Purchase Agreement.

         (f) Guarantor hereby waives for the benefit of any Acquiror Indemnified Person any defense arising by reason of incapacity, lack of authority, lack or failure of consideration, illegality, duress, undue influence or any disability or defense of Guarantor based on or arising out of the lack of validity or the unenforceability of this Guaranty Agreement.

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     (g) Guarantor hereby waives for the benefit of any Acquiror Indemnified
Person any defense based upon any statute or rule of law that provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of principal.

                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

     Guarantor hereby represents and warrants as of the date hereof that:

     Section 3.01. Organization and Qualification Subsidiaries. Guarantor is a corporation, and each of Guarantor's other subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification necessary.

     Section 3.02 Certificate of Incorporation and Bylaws. Guarantor has heretofore furnished or made available to Acquiror complete and correct copies of the Articles of Incorporation and Bylaws, in each case as amended or restated to the date hereof, of Guarantor.

     Section 3.03 Authority. Guarantor has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Guarantor and the consummation by Guarantor of the transactions contemplated hereby have been duly authorized by all necessary corporate action and all other corporate proceedings on the part of Guarantor that are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Guarantor and constitutes the legal, valid and binding obligation of Guarantor.

     Section 3.04 No Conflict. The execution and delivery of this Guaranty Agreement by Guarantor does not, and the performance by Guarantor of its obligations hereunder will not (i) conflict with or violate the Articles of Incorporation or Bylaws, in each case and as amended and restated, of Guarantor,
(ii) conflict with or violate any federal, state, foreign or local law, statute, ordinance, rule or regulation in effect as of the date hereof (collectively, "Laws') applicable to Guarantor or any judgment, order or decree applicable to Guarantor or by which any of its properties is bound or subject or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give rise to others any right of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of a lien or encumbrance on any of the properties or assets of Guarantor pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or its properties is bound or subject.





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                                    ARTICLE 4

                              PAYMENT OF OBLIGATION

         Section 4.01 Right of Offset/Recoupment. (a) Guarantor hereby expressly authorizes and grants Acquiror and any affiliate of Acquiror that receives management or information services from Guarantor the absolute right to offset and recoup from any obligation of such persons to Guarantor (on a pro rata basis determined in accordance with the annual fees payable under such management and information services agreements) any Guaranteed Obligations that are required to be paid by Guarantor hereunder. If the Guaranteed Obligations to be paid by Guarantor exceed $500,000, then Acquiror and Guarantor hereby agree to negotiate in good faith for a payment plan for Guarantor whereby such persons shall apply the right of offset and recoupment granted hereby over an agreed upon period of time. It is hereby agreed that in no event shall such payment plan extend beyond the later to occur of (i) the fifth anniversary date of this Guaranty Agreement or (ii) the second anniversary date of the accrual of such Guaranteed Obligation.

         (b) Acquiror hereby expressly authorizes and grants Guarantor the absolute right to offset and recoup against the payment of any Guaranteed Obligations to be paid by Guarantor hereunder, the amount of any undisputed obligation of the affiliates of Acquiror under the home health agency management and information management services contracts between such affiliates and Guarantor.

         Section 4.02 Security Interest. Guarantor hereby agrees that as of each date that a Guaranteed Obligation is required to be paid by Guarantor hereunder, Guarantor pledges, assigns and grants to Acquiror a security interest equal to the entire amount of such Guaranteed Obligation in all of Guarantor's accounts receivable, subject only to a security interest in the accounts receivable of Guarantor granted by Guarantor prior to the date hereof to a third party, to secure the prompt payment and performance of the Guaranteed Obligations by Guarantor as set forth herein. Guarantor hereby agrees to execute such security instruments as requested by Acquiror to secure these obligations.

                                    ARTICLE 5

                                  MISCELLANEOUS

         Section 5.01 Successors and Assigns. (a) This Guaranty Agreement is a continuing obligation of Guarantor and is not assignable without the express written consent of Acquiror. 'Ibis Guaranty Agreement shall (i) be binding upon Guarantor and its successors and assigns, and (ii) inure to the benefit of and be enforceable by any Acquiror Indemnified Person. This Guaranty Agreement is intended solely for the benefit of each Acquiror Indemnified Person and it is not the intention of Guarantor to confer third party beneficiary rights upon any other person.

         (b) Guarantor hereby agrees that it shall not assign any home health agency management agreement or information management services agreement entered into by and between Guarantor and any affiliate of Acquiror without the express written consent of Acquiror, which consent shall not be unreasonably withheld or delayed. It is hereby agreed that Acquiror shall make a determination of whether Guarantor shall be able to satisfy its obligations hereunder in determining whether to grant such consent and that Acquiror may require such proposed assignee to assume certain obligations hereunder as a condition to such consent.

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     Section 5.02 Preservation of Rights. Notwithstanding anything set forth herein, any Acquiror Indemnified Person may provide notice to Guarantor or institute any legal action it deems necessary in order to preserve and not to jeopardize its rights against Guarantor hereunder.

     Section 5.03 Notices. All notices, requests and other communications hereunder shall be in writing and shall be given to the party to whom sent, addressed to it as follows:

If directed to Acquiror:

                             HCA, Inc.
                             One Park Plaza
                             Nashville, Tennessee 37203
                             Attn:Vice President, Development
                             Fax: (615) 320-2558

         with a copy to:

                             Columbia/HCA Healthcare Corporation
                             One Park Plaza
                             Nashville, Tennessee 37203
                             Attn:General Counsel
                             Fax: (615) 320-2598

If directed to Guarantor:

                             Simione Central, Inc.
                             6650 Powers Ferry Road
                             Suite 200
                             Atlanta, Georgia 33039
                             Attn:President
                             Fax: (770) 644-6559

with a copy to:

                             Simione Central, Inc.
                             6650 Powers Ferry Road
                             Suite 200
                             Atlanta, Georgia 33039
                             Attn:General Counsel
                             Fax: (770) 644-6559

Acquiror and Guarantor may designate a different address to which such notices should be sent by giving the other written notice thereof. Each such notice, request or communication shall be effective when received by telefax or other electronic means or overnight courier, or three (3) days after being deposited in the United States Mail, with postage prepaid thereon, registered or certified mail, return receipt requested, addressed as aforesaid or, if given by any other means, when delivered at the address of the party to whom such notice is being delivered.

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     Section 5.04 Amendments. This Guaranty Agreement may be amended only upon the written consent of Acquiror and Guarantor. No course of dealing between Guarantor nor any delay in exercising any rights hereunder, shall operate as a waiver of any rights of any Acquiror Indemnified Person hereunder.

     Section 5.05 Severability. Any provision of this Guaranty Agreement which is prohibited, unenforceable or not authorized shall be fully severable and this Guaranty Agreement shall be construed and enforced as if such prohibited, unenforceable, or unauthorized provision had never comprised a part hereof

     Section 5.06 Governing Law. This Guaranty Agreement is intended to be performed in the state of Georgia, and shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the state of Georgia, excluding any conflicts of law, rule or principal that might refer the governance or the construction of this Guaranty Agreement to the laws of another jurisdiction.

     Section 5.07 Entire Agreement; Multiple Counterparts. This Guaranty Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, Guarantor has duly executed and delivered this Guaranty Agreement, or caused same to be duly executed and delivered as of the date first set above.

GUARANTOR:                            SIMIONE CENTRAL, INC.



                                      By: /s/ Gary M. Bremer
                                         ----------------------------------
                                      Gary M. Bremer
                                      Chief Executive Officer



ACQUIROR:                             HCA, INC.



                                       By: /s/ C. Michael Ford
                                          ----------------------------------
                                       C. Michael Ford
                                       Vice President



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